SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
Section 240.14a-12

                    Hampton Industries, Inc.
(Name of Registrant as Specified In Its Charter)

                      Robert J. Stiehl, Jr.
              Executive Vice President - Operations
             (Name of Person Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-
6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:

_________________________________________________________________
_____
     2) Aggregate number of securities to which transaction applies:

_________________________________________________________________
______
     3) Per unit price or other underlying value of transaction
computed pursuant to     Exchange Act Rule 0-11:

_________________________________________________________________
_______
     4) Proposed maximum aggregate value of transaction:

_________________________________________________________________
_______

HAMPTON INDUSTRIES, INC.
(A North Carolina Corporation)
P.O. Box 614
Kinston, NC  28502

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 25, 1995

To the Shareholders:

     This is to notify you that the Annual Meeting of Shareholders of Hampton Industries, Inc. (hereinafter referred to as the "Company") will be held at 10:00 A.M. on Thursday, May 25, 1995, in the Conference Room, at Hahn and Hessen, 36th Floor, Empire State
Building, 350 Fifth Avenue, New York, NY for the following purposes:

           I. To elect a Board of six Directors to serve for one year or until the election of their successors;

          II. To transact such other business as may properly come before the meeting. (No such other business is known to the management).

     Shareholders who held their stock of record at the close of business on April 10, 1995 will be entitled to vote at the meeting.

     The Board of Directors cordially invites you to attend the meeting in person. However, whether or not you plan to attend, it would be greatly appreciated if you would mark and sign the enclosed Proxy, returning it to American Stock Transfer and Trust Company in the addressed, postage-paid reply envelope which is enclosed for your convenience. If you should thereafter decide to attend the meeting in person and you desire to vote your shares, you may do so and your Proxy will be returned to you. In addition, you are privileged to revoke your Proxy at any time prior to voting by presenting a proxy bearing a later date or by giving notice of such revocation to the Secretary at the office of the Company at 2000 Greenville Highway, P.O. Box 614, Kinston, NC 28502.

     The annual report of the Company for the fiscal year ended
December 31, 1994 is enclosed, but is not part of the Company's proxy solicitation material.

                                   ROGER M. EICHEL,
                                         Vice President and
                                         Secretary

Dated: April 14, 1995

                    HAMPTON INDUSTRIES, INC.
                     2000 Greenville Highway
                          P.O. Box 614
                       Kinston, NC  28502

                         PROXY STATEMENT


     This proxy statement and proxy/voting instruction card are being delivered to all holders of common shares in connection with the solicitation of proxies by the Board of Directors for the Annual Meeting of Shareholders. All holders of record on April 10, 1995 are entitled to one vote for each share owned on each matter that comes before the meeting. A majority of the shares entitled to vote represented in person or by proxy shall constitute a quorum. The only matters known to be brought before the meeting are those included in this proxy statement. As of the record date there were 4,585,629 shares of Common Stock outstanding and entitled to vote.

                        VOTING SECURITIES

Principal Shareholders

     The following table sets forth as of April 10, 1995, the
beneficial ownership by each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock and information as to the beneficial ownership of such outstanding
Common Stock by all Directors and Officers as a group:
Name and address of      Amount and nature of          Percentage
 beneficial owner        beneficial ownership <F1>       of class
David Fuchs (15 W. 34th St.,
New York, NY  10001-3060)         617,823                     13.5

Pearl F. Schechter (P.O. Box
614, Kinston, NC  28502)          518,754 <F2>                11.3

Paul Chused (P.O. Box 614,
Kinston, NC  28502)               404,827 <F3>                 8.8

Les Fuchs (3035 River North Pkwy,
Atlanta, GA  30328-1117)          518,241                     11.3
                              PAGE 1

Name and address of      Amount and nature of          Percentage
 beneficial owner        beneficial ownership<F1>        of class
Dimensional Fund Advisors, Inc.
1299 Ocean Avenue, Suite 650
Santa Monica, CA  90401               405,400 <F4>            8.8

All Directors and Officers as a
group (9 Officers and 7 Directors)  2,025,754 <F5>           44.1

<F1>
(1)  Footnote (2), Page 3 is incorporated by reference.
<F2>
(2) Includes 128,229 shares owned by Mr. Schechter, a Director of the Company, as to which Mrs. Schechter disclaims beneficial interest.
<F3>
(3)  Footnote (4), Page 3 is incorporated by reference.
<F4>
(4) Based solely on statements filed with the Securities and Exchange Commission pursuant to Section 13 (g) of the Exchange Act, all such shares are owned by investment advisory clients of Dimensional Fund Advisors, Inc., ("Dimensional") no one of which to the knowledge of Dimensional, owns more than 5% of the class. Dimensional disclaims beneficial ownership of all such shares. The Company has no independent knowledge with respect hereto.
<F5>
(5) Excludes the shares listed in footnote (4) and the shares beneficially owned by Les Fuchs.

                    ELECTION OF SIX DIRECTORS

     Six directors will be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders or until a successor is elected. The Board of Directors has nominated for election the six persons named below. All of the nominees are currently directors and were elected by the shareholders. The Proxies solicited by the Board of Directors will be voted for the election of the following candidates (except those Proxies in which authority is withheld) in the absence of a vacancy in the proposed slate. Each candidate has agreed to serve if elected, and the Company does not contemplate that any of the candidates will be unavailable for election; however, in the event of a vacancy in the proposed slate occasioned by death or other unexpected occurrence, the Proxies will be voted according to the best judgment of the Proxy holders.
                            PAGE 2

                                        Shares of
                                        voting stock
Name, age                Year in        beneficially  Percent
and Principal            which first    owned April     of
occupation               elected <F1>   10, 1995 <F2>   Class
David Fuchs (70)
  Chairman and Chief Executive
    Officer of Company                 1946    617,823         13.5

Sol Schechter (78)
  Director of Company                  1946    518,754 <F3>    11.3

Paul Chused (51)
  President                            1979    402,827 <F4>     8.8

Gerald Frieder (72)
  President, Lakeview Holding
     and Development Corp.
     Ossining, NY                      1992       -              -<F5>

Steven Fuchs (35)
  President, Hampton Shirt Co., Inc.
     (N.Y. Corp), a wholly owned
     subsidiary of Hampton Industries,
     Inc., New York, NY                1993    189,352          4.1

Herbert L. Ash (53)
  Partner, Hahn & Hessen, Attorneys
    New York, NY                       1994        -             -<F5>
<F1>
(1)  To the Board of Directors of the Company or its predecessors.
<F2>
(2)  Information provided in this column was provided by the individuals named and the Company's transfer agent.  The Company has no reason to believe the information incorrect.
<F3>
(3)   Includes 390,525 shares owned by Mrs. Schechter, as to which
Mr. Schechter disclaims beneficial interest.
                             PAGE 3

<F4>
(4) Includes 124,881 shares held by Mr. Chused as Custodian for his minor children, 124,881 shares held by Mr. Chused as custodian for the minor children of his brother, Andrew Chused, Treasurer of the Company, 1000 shares held by Mr. Chused's wife, as to which Mr.
Chused disclaims beneficial interest, and 18,370 shares held in Trust of which Mr. Chused is the beneficiary. Excludes 36,740 shares held in Trust of which Mr. Chused disclaims beneficial interest.
<F5>
(5)  Less than one percent.

     There are no arrangements or understandings pursuant to which any of the above named were elected as Officers or Directors. All Officers and Directors hold office for one year or until their successors are elected and qualified, unless otherwise specified by the Board of Directors. Any Officer or Director is subject to removal with or without cause, at any time, by a vote of the majority of the Board of Directors.

     All of the above named, except Gerald Frieder and Herbert Ash are related by blood or marriage. David Fuchs and Sol Schechter are brothers-in-law. Paul Chused is their nephew. Steven Fuchs is the son of David Fuchs.

     All of the Executive Officers have served in various executive capacities over the past five years. David Fuchs was elected to his present office in 1975. Sol Schechter was President of the Company from 1975 until his retirement in 1994. Paul Chused was elected to his present office in 1994. He was Senior Vice President from 1993 to 1994 and prior thereto Vice President of Operations for in excess of five years. Steven Fuchs was elected to his present position in May, 1992. He was previously Vice President-Merchandising of Hampton Shirt Co., Inc. from May, 1991. He has held various merchandising and sales positions with the Company for more than five years prior thereto.

     Gerald Frieder has served as President of Lakeview Holding and Development Corp, which provides financial and tax services for Corporate and individual clients, for more than five years.
Herbert L. Ash has been a partner of Hahn & Hessen for more than five years.



Summary Compensation Table

     The following table sets forth the compensation for the past three fiscal years of the Chief Executive Officer and each of the four most highly compensated Executive Officers as of the end of the 1994 fiscal year.

                     Annual Compensation
                                                      Other (1)
Name and Principal                                      Annual
Position              Year    Salary     Bonus       Compensation

David Fuchs           1994  $ 600,000   $   -        $       -
Chairman and          1993    600,000       -                -
Chief Executive       1992    535,000    165,000             -


Paul Chused           1994    276,566       -                -
President and         1993    250,000       -                -
Director              1992    214,000     60,000             -

Roger Eichel          1994    241,247        -               -
Secretary             1993    235,000        -               -
                      1992    200,000     50,000             -

Robert J. Stiehl, Jr. 1994    195,408        -               -
Executive Vice        1993    190,000        -               -
President-Operations  1992    175,000        -               -
and Chief Financial
Officer

Steven Fuchs (3)      1994    184,598        -               -
President, Hampton    1993    172,300        -               -
Shirt Co. Inc. and    1992       -           -               -
Director

Long Term Compensation
                                      Non-Qualified           All
Name and Principal                       Stock               Other
Position                      Year    Option Plan(2)     Compensation
David Fuchs                   1994      $      -          $ 12,000
Chairman and                  1993             -            30,000
Chief Executive               1992             -            35,000

Paul Chused                   1994             -             5,531
President and                 1993             -            12,500
Director                      1992             -            14,950

Roger Eichel                  1994             -             4,825
Secretary                     1993             -            11,750
                              1992             -            13,750

Robert J. Stiehl, Jr.         1994             -             3,908
   Executive Vice             1993             -             9,500
   President-Operations       1992             -             8,750
   and Chief Financial
   Officer

Steven Fuchs (3)              1994             -             3,692
President, Hampton            1993             -             8,615
Shirt Co. Inc. and            1992             -               -
Director

(1) No amounts for executive perquisites and other personal benefits securities or property are shown where the aggregate dollar amount per executive is not in excess of the lesser of either $50,000 or 10% of annual salary and bonus.

(2) The Company adopted a non-qualified stock option plan in 1992. The purpose of the program is to furnish a significant equity opportunity to the executive which provides an incentive to build long-term stockholder value. No options have been granted under the plan.

(3) Mr. Steven Fuchs was elected a director in 1993; therefore, his compensation for 1992 is not required to be disclosed.

(4)  Reference is made to the information under the caption "Certain
Transactions".

     Directors, who are not paid Officers of the Company, receive $500 for attendance at each meeting of the Board of Directors and $500 for attendance at each committee meeting. Travel and accommodation expenses of the Directors incurred in attending Board meetings are reimbursed by the Company.

Meetings of the Board of Directors and Committees

     During the 1994 fiscal year, the Board of Directors met four times. All of the Directors, other than Mr. Schechter, attended each of the scheduled meetings during their incumbency. Mr. Schechter was unable to attend one meeting for good cause.

     The Company's Audit Committee consists of Herbert L. Ash, Gerald Frieder, both of whom are independent Directors, and Sol Schechter. The Audit Committee met one time during the year. The Audit Committee confers with the Company's independent auditors on matters concerning the Company's internal control system, the maintenance of its books and records and other matters as appropriate.

     The Compensation Committee met three times during the 1994 fiscal year and is composed of David Fuchs, Sol Schechter and Paul Chused. The Compensation Committee reviews executives' salaries, administers various incentive compensation plans and recommends action to the Board of Directors on matters related to compensation for officers and key employees of the Company and its subsidiaries. Each of the members abstains from compensation matters concerning their own compensation. The committee's Compensation Committees Report for the 1994 fiscal year is set forth herein.

     The Company does not have a Nominating Committee of the Board of Directors separate and apart from the Board of Directors as a whole.

Report of Compensation Committee

     The Executive Compensation Committee is comprised of Mr. Fuchs, Sol Schechter, and Paul Chused, President of the Company, all related family members and executive officers or former executive officers of the Company.

     The Executive Compensation Committee will determine the compensation of the executive officers of the Company, including the members of the Committee and other key employees of the Company. The Committee met three times during 1994. Each time they made their recommendations to the Board. Each recommendation was approved by the Board of Directors including the outside directors. Each director-executive officer abstained from voting on the issue of his personal compensation.

     The members of the Executive Compensation Committee and their families own approximately 33.5% of the Company's outstanding shares of Common Stock. The Board believes the members of the Committee, by reason of their stock ownership and commitment to the Company, are substantially motivated to act on behalf of all shareholders to optimize overall corporate performance, thereby increasing the intrinsic value of each shareholders investment in the Company.

Base Salary

     The Chairman and Chief Executive compensation was $600,000 in 1994, the same as in 1993. This salary was $700,000 in 1992. The Board believes that his compensation is comparable to that generally paid to Chief Executives of similar companies having comparable responsibilities.

     Compensation paid to the four other executives have been determined after consultation between the Board and the Chief Executive Officer. The Board has relied extensively on the views of the Chief Executive Officer. The amount of compensation received by each of the officers are believed to be competitive with amounts paid to executives with comparable qualifications, experience and responsibilities at companies of comparable size. Past performance and expectations concerning future contributions to the success of the Company and its business are also considered in determining compensation.

Profit Sharing and Retirement Savings Plan

     The Company maintains two qualified profit sharing and retirement plans, one for hourly employees and one for salaried employees, which provide death, disability and retirement benefits. Participation is open to all full-time employees meeting certain eligibility requirements as to age and length of service. The plans exclude all employees who are classified as "highly compensated" under the provisions of the Internal Revenue Code. The provisions of both plans are substantially identical.

     Company contributions to the plans are made at the discretion of the Board of Directors and are based on a specific formula defined within the provisions of the Plans. Each plan is considered separately by the Board of Directors and, therefore, contributions do not necessarily have to be made to both plans in each year nor does the percent of compensation contributed by the Company have to be the same for both plans. Participants may defer from 3% to 15% of their compensation, subject to the maximum dollar limit provided under the applicable provisions of the Internal Revenue Code. Company contributions and participant deferrals are funded currently.

     Future benefit payments under the Plans depend on a large number of variables including future Company contributions, participant salary deferrals and investment gains or losses. In view of these uncertainties, the Company does not project future payments under the Plans.

     All of the Company's officers and directors are classified as "highly compensated" employees and, as such, are no longer active participants in the qualified plans and, therefore, no contributions were made on their behalf to such plans since 1989. The amount of each individuals accumulated profit sharing account balance has remained in the respective qualified plan and has shared, on a pro rata basis with other Plan participants, the profits and losses of the Plan's investments.

Supplemental Retirement Plan for Key Employees

     The Company established a Supplemental Retirement Plan for Key Employees to permit certain key employees to defer receipt of current compensation in order to provide retirement and death benefits on behalf of such employees. As of December 31, 1994, there were 54 participants in
this plan, including all of the executive officers of the Company.   The
plan is not intended to be a qualified plan under the provisions of the Internal Revenue Code. The Plan is intended to be unfunded and, therefore, all compensation deferred under the Plan is held by the Company and commingled with its general assets.

     Plan participants may defer from 3% to 15% of total compensation. A participant's deferral is fully vested in him at all times. Company supplemental credits are determined at the discretion of the Board of Directors. Amounts of supplemental credits are vested in the same manner as vesting occurs under the Company's Profit Sharing and Retirement Savings Plans. An annual return equal to the Moody's AAA Corporate bond rate is added to each participant's deferred compensation account balance and employers' supplemental credit account balance.

     The amounts credited to the Chief Executive Officer and each of the four most highly compensated executive officers has been included in the preceding Summary Compensation table.

Stock Price Performance Graph

Comparative Stock Performance

     The graph below compares the cumulative total stockholder return on the common stock of the Company for the five fiscal years with the cumulative return of the Dow Jones Industrial Average and the Dow Jones Apparel Industry index. It assumes $100 invested on December 30, 1989 with reinvestments of dividends.

A copy of this graph has been submitted to the SEC.  A tabular form of the graph is below.
                                  1989    1990    1991    1992    1993    1994
Dow Jones Industrial Average      $100     $99    $121    $134    $155    $163
Apparel Industry Index             100      91      80      91      65      78
Hampton Industries Common Stock    100      48      61     106      71      54
Long-term incentives

     The Company's non-qualified stock option plan was adopted in 1992. Options granted under the plan are intended to attract and retain qualified employees and directors, and to motivate their best efforts on behalf of the Company's interest. It is intended that options will constitute an important part of an executive's compensation. The equity opportunity will provide an incentive to build long-term shareholder value. No options were granted during 1994.

                              COMPENSATION COMMITTEE

                                   David Fuchs, Chairman
                                   Sol Schechter, Member
                                   Paul Chused, Member

Certain Transactions

     In connection with the purchase in October, 1976 of certain manufacturing and distribution facilities formerly leased by the Company, purchase money mortgage notes in the aggregate amount of $4,825,000, were issued to (i) the selling shareholders of Samsons Realty Co., Inc. (Les Fuchs, Sol Schechter, Pearl Schechter, Harriet F. Chused, mother of Paul Chused and Andrew Chused, and members of the families of David Fuchs and Harriet F. Chused); and, (ii) Grandsam Realty Company, a North Carolina partnership whose principals are David Fuchs, Les Fuchs, Paul and Andrew Chused, their sister, Suzanne Bearman, and Arnold Schechter, son of Sol Schechter. The purchase money mortgage notes bear interest at 8 1/4% per annum and are payable in equal monthly installments through October 1, 1996. The Company paid $87,399 in interest under the notes in 1994; and as of December 31, 1994, there remained outstanding the principal amount of $836,728 on the notes. In the opinion of the Company, the prices paid for the manufacturing and distribution facilities were equal to or less than prices which would have been paid to a non-related seller.

     During 1994, the Company retained the firm of Hahn & Hessen, of which Mr. Ash is a partner, for legal services and said firm will be retained during the current year.

                     OTHER BUSINESS AND INFORMATION

     The Company does not intend to bring before the Meeting any business other than as set forth in this Proxy Statement, and has not been informed that any other business is to be presented at the Meeting. However, if any matters other than those referred to above should properly come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment.

     The Board of Directors has reappointed Deloitte & Touche as auditors of the Company and its subsidiaries for the current fiscal year. Shareholders are not requested to act in connection with such selection. A representative of Deloitte & Touche is expected to be present at the Shareholders' Meeting on May 25, 1995 to answer appropriate questions and to make a statement if the representative wishes to do so.

                          SHAREHOLDER PROPOSALS

     Shareholder proposals for the next Annual Meeting of Shareholders must be received by the Company at P.O. Box 614, Kinston, NC 28502 on or before December 8, 1995.

                        EXPENSES OF SOLICITATION

     The solicitation of Proxies is being made on behalf of the Board of Directors of the Company, and all expenses in connection therewith will be paid by the Company. Requests will be made of brokerage houses and other custodians, nominees and fiduciaries to forward the solicitation material, at the expense of the Company, to the beneficial owners of stock held of record by such persons.

                   By order of the Board of Directors,



                            ROGER M. EICHEL,
                           Vice President and
                                Secretary
                                 PAGE 11


                    HAMPTON INDUSTRIES, INC.

         PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

          The undersigned hereby appoints David Fuchs and Sol Schechter as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated, all the shares of Common Stock of Hampton Industries, Inc., held of record by the undersigned on April 10, 1995, at the Annual Meeting of Shareholders to be held on Thursday, May 25, 1995 at 10:00 a.m., in the Conference Room, at Hahn and Hessen, 36th Floor, Empire State Building, 350 Fifth Avenue, New York, NY or any adjournment thereof.

                 (TO BE SIGNED ON REVERSE SIDE)

                                                  Nominees: David Fuchs
1.   Election of    FOR all nominees    WITHHOLD            Sol Schechter
     Directors      listed to the right AUTHORITY           Paul Chused
                    (except as marked   to vote for all     Gerald Frieder
                    to the contrary)    nominees            Herbert L. Ash
                                                            Steven Fuchs

For, except vote withheld from the
following nominee(s):

_______________________________________

2.   In their discretion, the proxies are
     authorized to vote upon such other
     business as may properly come before
     the meeting (no such other business
     is known to management).

     This proxy will be voted FOR election of all nominees identified in item 1.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED
ENVELOPE.

SIGNATURE____________________________  DATE__________________

SIGNATURE____________________________ DATE___________________
          IF HELD JOINTLY

NOTE:  Please sign exactly as name appears hereon.  Joint owners
should each sign.   When signing as attorney, executor,
administrator, trustee or guardian, please give full title as such.